UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LEGACY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-3135053
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

99 North Street, Pittsfield, Massachusetts	01202
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

Securities Act registration statement file number to which this form relates: 333-126481.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.01 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Incorporated by reference to the section of the Prospectus entitled “Description of Capital Stock of Legacy Bancorp,” filed on July 8, 2005 as part of the Registrant’s Registration Statement on Form S-1, No. 333-126481, as amended.

Item 2. Exhibits.

1.	Copies of all constituent instruments defining the rights of all holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

a.	Certificate of Incorporation

Incorporated by reference to Exhibit 3.1 to Registrant’s Registration Statement on Form S-1, No. 333-126481, filed on July 7, 2005, as amended.

b.	Bylaws

Incorporated by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form S-1, No. 333-126481, filed on July 7, 2005, as amended.

c.	Amended and Restated Plan of Conversion

Incorporated by reference to Exhibit 2.1 to Registrant’s Registration Statement on Form S-1, No. 333-126481, filed on July 7, 2005, as amended.

2.	A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, No. 126481, filed July 7, 2005, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 14, 2005

LEGACY BANCORP, INC.

By:	/s/ J. Williar Dunlaevy
J. Williar Dunlaevy Chairman and Chief Executive Officer